UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2013

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

At RAIT Financial Trust’s (“RAIT”) Annual Meeting of Shareholders held on May 14, 2013 pursuant to the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 28, 2013, the voting results were as follows with respect to the matters submitted to a vote of the shareholders:

(a)  Proposal 1. Each of the following nominees was elected to the Board as follows:

Trustee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Scott F. Schaeffer	28,482,415	512,142	56,930	22,906,132
Andrew Batinovich	28,673,417	318,648	59,423	22,906,131
Edward S. Brown	28,441,914	549,237	60,336	22,906,132
Frank A. Farnesi	28,662,407	331,742	57,338	22,906,132
S. Kristin Kim	28,621,689	374,962	54,838	22,906,130
Arthur Makadon	28,428,891	570,661	51,935	22,906,132
Jon C. Sarkisian	28,658,354	340,164	52,970	22,906,131
Andrew M. Silberstein	28,556,850	369,822	124,817	22,906,130
Murray Stempel, III	24,919,136	4,076,410	55,942	22,906,131

(b)   Proposal 2. The proposal to approve the selection of Grant Thornton LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

Votes for	50,592,244
Votes against	1,236,337
Votes abstained	129,039
Broker non-votes	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

May 17, 2013	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer